UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 25, 2014 (September 23, 2014)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West,

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”), the Board increased the size of the Board from ten to eleven members and appointed Jeffrey W. Ubben a director of the Board. Mr. Ubben’s term as director will commence effective October 1, 2014 and his current term as director will expire at the Company’s 2015 annual shareholder meeting or upon his prior death or resignation, retirement or removal from the Board, whichever is earliest.

Mr. Ubben is a Founder, Chief Executive Officer and the Chief Investment Officer of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners for more than five years. Mr. Ubben is a director of Willis Group Holdings plc, a former chairman and director of Martha Stewart Living Omnimedia, Inc., and a former director of Acxiom Corp., Catalina Marketing Corp., Gartner Group, Inc., Insurance Auto Auctions, Inc., Mentor Corporation, Omnicare, Inc., Misys, plc, Per-Se Technologies, Inc., Sara Lee Corp. and several other public and private companies. In addition, Mr. Ubben serves as chairman of the national board of the Posse Foundation, is on the board of trustees of Northwestern University, and is also on the board of the American Conservatory Theater. Mr. Ubben has a B.A. from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

There are no arrangements or understandings between Mr. Ubben and any other persons pursuant to which Mr. Ubben was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Ubben that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ubben has not yet been named to any committees of the Board and, as of the date hereof, it has not been determined which committees of the Board, if any, Mr. Ubben will be named to.

A copy of the press release, dated September 25, 2014, announcing the appointment of Mr. Ubben to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

Information on an additional person who may be a participant in any solicitation of proxies in respect of any Valeant proposal of a business combination with Allergan, Inc. is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release announcing the appointment of Mr. Ubben to the Board of Directors, dated September 25, 2014.

99.2	Information on an additional person who may be a participant in the solicitation of proxies.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: September 25, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release announcing the appointment of Mr. Ubben to the Board of Directors, dated September 25, 2014.

99.2	Information on an additional person who may be a participant in the solicitation of proxies.